EXHIBIT 10.1

THE SYMBOL ‘***’ IS USED THROUGHOUT THIS EXHIBIT TO INDICATE

THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AS CONFIDENTIAL

CONFIDENTIAL

Amended and Restated

Distribution and License Agreement

by and among

Angiotech Pharmaceuticals (US), Inc.

Angiodevice International GmbH

and

Baxter Healthcare Corporation

Baxter Healthcare, S. A.

70152-1

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Distribution and License Agreement

This Amended and Restated Distribution and License Agreement (“Distribution and License Agreement”), dated as of January 1, 2009 (“Effective Date”), is entered into by and among:

Angiotech Pharmaceuticals (US), Inc. (“Angiotech US”), a Washington Corporation with principal offices at 101 W. North Bend Way, Suite 201, North Bend, WA 98045;

Angiodevice International GmbH (“Angiodevice”), which is organized and existing under the laws of Switzerland (Angiotech US and Angiodevice shall be collectively referred to herein as “AAC”);

Baxter Healthcare Corporation (“Baxter Healthcare”), a Delaware corporation with principal offices at One Baxter Parkway, Deerfield, Illinois 60015; and

Baxter Healthcare, S. A. (“BHSA”), which is organized and existing under the laws of Switzerland (Baxter Healthcare and BHSA shall be collectively referred to herein as “Baxter”).

RECITALS

WHEREAS, Angiotech Pharmaceuticals, Inc, Angiotech International GmbH, Cohesion Technologies, Inc. and Baxter have previously executed a Distribution and License Agreement dated April 1, 2003; and Amendment No.1 to Distribution and License Agreement dated December 23, 2004; and Angiodevice International GmbH (as assignee of Angiotech Pharmaceuticals, Inc, Angiotech International GmbH and Cohesion Technologies, Inc.) and Baxter have previously executed Amendment No.2 to Distribution and License Agreement dated October 8, 2007 (together, the “Original Distribution and License Agreement”);

WHEREAS, Angiotech Pharmaceuticals, Inc, Angiotech International GmbH, Cohesion Technologies, Inc. and Baxter have previously executed a Manufacturing and Supply Agreement dated April 1, 2003 and Amendment No.1 to Manufacturing and Supply Agreement dated January 21, 2005 (together, the “Original Manufacturing and Supply Agreement”);

WHEREAS, all rights and obligations of Angiotech Pharmaceuticals, Inc, Angiotech International GmbH, Cohesion Technologies, Inc. under the Original Distribution and License Agreement and the Original Manufacturing and Supply Agreement have been assigned to Angiodevice;

WHEREAS, Angiodevice and Baxter wish to terminate the Original Manufacturing and Supply Agreement and amend and restate their rights and obligations under the Original Distribution and License Agreement; and

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WHEREAS, each of Angiotech US and Angiodevice have certain payment obligations (through one or more intermediaries) to Angiotech Pharmaceuticals, Inc. (of which each is a wholly-owned subsidiary) that each intends to satisfy with the execution fee payable by Baxter hereunder, and Baxter Healthcare will make its execution fee payment on behalf of Baxter;

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the sufficiency of which is hereby acknowledged, AAC and Baxter (individually referred to as “Party” and collectively as “Parties”) hereby agree as follows:

Article 1

Definitions

For purposes of this Distribution and License Agreement, the following capitalized terms in this Distribution and License Agreement, whether used in the singular or plural, shall have the following meanings:

1.1 “AAC Know-How” shall mean information, materials, formulations, trade secrets and data: (a) that are Controlled by AAC or its Affiliates during the term of this Distribution and License Agreement, and (b) that are transferred to Baxter and are necessary or used for the manufacture, registration, use, sale or distribution of Ingredients, Product(s), Devices, or Accessories, and shall expressly include AAC’s or its Affiliates’ communications with any Regulatory Authority regarding Products or components thereof; provided, however, that such communications shall continue to be accorded the status of Confidential Information of AAC during the term of this Distribution and License Agreement.

1.2 “AAC Patents” shall mean the Patents Controlled by AAC or its Affiliates as of the Effective Date and during the term of this Distribution and License Agreement having one or more valid and unexpired claims (i) that cover one or more Products, Ingredients, Accessories and/or Devices or components thereof, or (ii) that cover processes directed to making or using one or more Products, Ingredients, Accessories and/or Devices or components thereof, and (b) all Patent applications filed and Patents obtained for Improvements Controlled by AAC or its Affiliates directly relating to the Ingredients and/or Products that are discovered, conceived or reduced to practice by AAC and/or its Affiliates (or on their behalf) during the term of this Distribution and License Agreement. For purposes of this Distribution and License Agreement, the phrase “valid and unexpired claim” shall mean a composition of matter, method or device claim (or equivalent thereof) of an issued and unexpired AAC Patent, or a composition of matter, method or device claim (or equivalent thereof) of a pending application within the AAC Patents in the Territory

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covering one or more Products or components thereof or one or more Accessories, which (y) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal; and (z) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise. AAC Patents shall expressly include the Patents Controlled by AAC that are set forth in Schedule 1.3, as it may be amended by the Parties from time to time.

1.3 “AAC Trademarks” shall mean the trademarks and domain names Controlled by AAC or its Affiliates as of the Effective date, and as set forth in Schedule 1.3.

1.4 “Act” shall mean the Federal Food, Drug and Cosmetic Act, as it may be amended from time to time.

1.5 “Adverse Event” shall mean an event about which either Party receives or becomes aware of information from any source that reasonably suggests that one of the Ingredients, Products and/or Accessories (a) may have caused or contributed to a death or serious injury, or serious deterioration in the state of health of a patient, or (b) may have malfunctioned in a manner that, if the malfunction were to recur, the Ingredient, the Product, such Accessory or a similar Ingredient, Product or Accessory would be likely to cause or contribute to a death, serious injury, or serious deterioration in the state of health of a patient. For purposes of this Section 1.5, any report pertaining to a component of a Product shall be incorporated into a report on the corresponding Product(s).

1.6 “Affiliate” of a Party shall mean any entity (a) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, that Party, but only for so long as the relationship exists; or (b) wherein more than fifty percent (50%) of the voting capital stock (or such lesser maximum percentage permitted by applicable law), or, in the case of a non-corporate entity, more than fifty percent (50%) of the equity interest, is beneficially owned or held by that Party or any of such Party’s subsidiaries or parents. As used in this Section 1.6, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of an entity (other than a natural person), whether through the ownership of voting capital stock, by contract or otherwise.

1.7 “Baxter Know-How” shall mean any information, materials, formulations, trade secrets and data: (a) that are Controlled by Baxter or its Affiliates during the term of this Distribution and License Agreement, and (b) that are transferred to AAC and are necessary or used for the use, sale or distribution of one or more Ingredients, Products, Devices, Accessories or components thereof.

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1.8 “Baxter Patents” shall mean Patent applications filed and Patents obtained for Improvements that are discovered, conceived or reduced to practice by Baxter and/or its Affiliates (or on their behalf) during the term of this Distribution and License Agreement.

1.9 “Biologic” shall mean a [***] material and derivatives thereof (which may be recombinantly produced) including but not limited to those used for [***] and/or [***], which have [***]. Biologic includes but is not limited to [***]. For the avoidance of doubt, [***] and [***] are explicitly excluded as a Biologic.

1.10 “Business Day” shall mean any day on which banking institutions in Chicago, Illinois, are open for business.

1.11 “Commercially Reasonable Efforts” shall mean continuous and diligent efforts of a degree and kind, including the level of attention and care and providing of funding and manpower, as are consistent with industry custom and practice and with the then current stage of product life cycle, and such efforts will in no event be less than the efforts that a Party applies with respect to its other products of similar commercial potential to the maximum extent feasible, consistent with the exercise of good business judgment for the attainment of said goals and for the maximization of profits for both Parties. Notwithstanding the foregoing, neither Party shall be required to institute litigation or arbitration as part of its Commercially Reasonable Efforts nor shall either Party be required to expend funds other than as expressly set forth herein on counsel, consultants or representatives, nor incur any expense not justified in relation to the expected return.

1.12 “Controlled” or “Controls”, when used in reference to intellectual property or regulatory documentation, shall mean the (a) ownership of intellectual property rights or rights in regulatory documentation, or (b) legal authority or right of a Party hereto (or any of its Affiliates)

(i) to transfer intellectual property rights or rights in regulatory documentation to another party, or

(ii) to otherwise disclose proprietary or trade secret or regulatory information to such other party.

1.13 “Accessory” shall mean any accessory item set forth in Schedule 1.13.

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1.14 “Device(s)” shall mean a mechanical delivery device that is used in the application of a Product.

1.15 “Ingredients” shall mean [***] including those designated [***] and [***] as set forth in further detail in Schedule 1.15, including any Improvements thereto. For purposes of this Distribution and License Agreement, Improvements to the Ingredients are anticipated to include modifications of the [***] in which: (a) [***]; (b) [***]; (c) [***]; or (d) [***]

1.16 “Distribution and License Agreement” shall mean this Amended and Restated Distribution and License Agreement together with all exhibits, schedules, and appendices attached to this Distribution and License Agreement, all as respectively amended, modified or supplemented by the Parties in accordance with the terms of this Distribution and License Agreement.

1.17 “Dollars” shall mean the lawful currency of the United States of America.

1.18 “Drug” shall mean an ingredient intended to [***] and that [***]. For the avoidance of doubt, a Biologic is not a Drug. Representative and non-limiting examples of Drugs include [***]

1.19 “Drug-Loaded Product” shall mean, in a product with the Ingredients, the inclusion of at least one Drug.

1.20 “FDA” shall mean the United States Food and Drug Administration, or any successor entity thereto performing similar functions.

1.21 “Field” shall mean human therapeutic use for any and all tissue sealing, adhesive, glue, Hemostat or adhesion prevention barrier indications but shall specifically exclude any use: (i) [***]; (ii) [***]

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[***]; (iii) [***]; (iv) [***]; (v) [***]; or (vi) [***]

1.22 “Hemostat” shall mean a product whose primary purpose is to stop bleeding, including but not limited to, through an activation of the coagulation cascade.

1.23 “Improvement” shall mean any enhancement, upgrade, addition or modification to the Ingredients, or the Products, that is designed (i) for the primary purpose of [***] of the Ingredients or Products, or (ii) for the primary purpose of [***] of the Ingredients or Products. The foregoing definition shall apply to any enhancement, upgrade, addition or modification, whether patented, patentable or not, conceived or first reduced to practice prior to and during the term of this Distribution and License Agreement and any and all intellectual property rights therein and thereto. If any such enhancement, upgrade, addition or modification is developed to achieve a [***] then such enhancement, upgrade, addition or modification shall not result in an Improvement. The Parties hereby agree that the addition or incorporation of (x) [***] to or with the Ingredients to [***] or (y) [***] to or with the Ingredients, shall result in an Improvement. The Parties further agree that a Drug-Loaded Product is not an Improvement.

1.24 “Patents” shall mean all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

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1.25 “Product” shall mean a product comprising one or more Ingredients alone or in combination with other materials or substances, including, without limitation, one or more Biologics, but excluding all Drug(s).

1.26 “Regulatory Approval” shall mean all authorizations by the appropriate governmental entity or entities necessary for commercial sale of a Product in a country in the Territory including, without limitation and where applicable, approval of labeling, price (including National Health Insurance price for Japan), reimbursement and manufacturing.

1.27 “Regulatory Authority” shall mean, with respect to any particular country, territory or union, the governmental authority, body, commission, agency or other instrumentality of such country, territory or union with the primary responsibility for the evaluation or approval of medical products before such medical product can be tested, marketed, promoted, distributed or sold in such country, including such governmental bodies that have jurisdiction over the pricing of such medical product. The term “Regulatory Authority” includes, but is not limited to the FDA, the European Agency for the Evaluation of Medicinal Products (EMEA), European Member State Competent Authorities and the Ministry of Health, Labour and Welfare (MHLW).

1.30 “Territory” shall mean all countries of the world.

1.31 “Third Party” shall mean any person or entity other than AAC, Baxter or their respective Affiliates.

Article 2

Grant of Rights

2.1 Distribution, Sales and Marketing Rights License Grant. Subject to the terms and conditions of this Distribution and License Agreement, AAC hereby grants to Baxter and its Affiliates, and Baxter, on behalf of itself and its Affiliates, hereby accepts:

(a) a sole and exclusive (even as to AAC and its Affiliates) fully-paid up, perpetual, royalty-free license, with right to sublicense in accordance with Section 2.2, under the AAC Patents to use, have used, market, have marketed, distribute, have distributed, make, have made, sell, have sold, offer for sale, export and import Ingredients, Devices, Products and/or Accessories in the Field in the Territory;

(b) a fully-paid up, perpetual, irrevocable, royalty-free, non-exclusive license, with right to sublicense in accordance with Section 2.2, under AAC Know-How to use, have used, market, have marketed, distribute, have distributed, make, have made, sell, have sold, offer for sale,

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export and import Ingredients, Devices, Products and/or Accessories in the Field in the Territory. Upon any termination of this Distribution and License Agreement, AAC hereby agrees not to sue, seek an injunction or initiate other legal action against Baxter for the practice of AAC Know-How transferred under this Section 2.1(a) that is only incidental to the use, marketing, distribution, sale, export or import of products and devices for use as a tissue sealant, adhesive or glue by Baxter and its Affiliates; and

(c) a sole and exclusive (even as to AAC and its Affiliates) fully paid-up, perpetual, irrevocable, royalty-free license, with right to sublicense in accordance with Section 2.2, under the AAC Trademarks to use, have used, market, have marketed, distribute, have distributed, make, have made, sell, have sold, offer for sale, export and import products of any and all types in the Territory.

2.2 Sublicense; Subdistribution, Agent, Co Promotion Agreements. Baxter and its Affiliates shall have the right to grant one or more sublicenses under the rights granted to Baxter and its Affiliates hereunder. Baxter shall further have the right to appoint one or more subdistributors, agents or co-promoters, in connection with the performance of Baxter’s distribution, sales and marketing obligations under this Distribution and License Agreement.

2.3 Ownership of Intellectual Property; Retention of Certain Rights. AAC retains all rights to all AAC Know-How and AAC Patents, to the extent such rights are not explicitly granted to Baxter under Section 2.1 above. The Parties acknowledge that AAC retains the right to make, have made, use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import Ingredients, Product(s), Device(s) and Accessory(ies) for all purposes other than those granted to Baxter hereunder, including (without limitation) the right to exploit the Ingredients and the Product(s) as a component of Drug-Loaded Products.

Article 3

AAC’s Right to Purchase Ingredients and Products

3.1 AAC’s Right to Purchase Ingredients and Products. During the term of this Agreement, Baxter shall supply and sell to AAC raw Ingredients at [***]; formulated Ingredients at [***]; and finished Products at [***] provided that AAC shall use such raw Ingredients, formulated Ingredients and finished Products solely for AAC’s research, development and/or clinical trial purposes, and shall not resell such supplied Products into the surgical/ hospital environment in any geographical market or transfer such raw Ingredients, formulated Ingredients and/or Products to a

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Third Party except in connection with performing research, development and/or clinical trial activities for or in cooperation with AAC. AAC shall indemnify Baxter for any Third-Party claims that may arise from AAC’s use or exploitation of the supplied Ingredients and Products. AAC shall communicate its supply needs in connection with this Section 3.1 at least (a) sixty (60) days in advance of the requested delivery date for orders of raw Ingredients, formulated Ingredients and/or Products of less than or equal to [***], [***], or [***], respectively, in a given calendar quarter and Baxter shall use commercially reasonable, good faith efforts to meet AAC’s supply needs in such amounts each calendar quarter; (b) at least ninety (90) days in advance for orders greater than the amounts set forth in subsection (a) but less than or equal to [***], [***], or [***], respectively, in a given calendar quarter and Baxter shall use commercially reasonable, good faith efforts to meet AAC’s supply needs; and (c) at least ninety (90) days in advance of the requested deliver date for orders greater than the maximum amounts set forth in subsection (b) in a given calendar quarter, in which case Baxter shall, in its sole judgment, determine whether it is able and/or willing to provide such additional quantities of raw Ingredients, formulated Ingredients and/or Products and, if so, the Parties can discuss an appropriate lead time and delivery date for such increased quantity of raw Ingredients, formulated Ingredients or finished Products (as applicable).

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Article 5

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Article 6

Clinical and Regulatory Rights and Obligations

6.1 Regulatory Approvals.

(a) Regulatory Activities by Baxter. Baxter shall use its Commercially Reasonable Efforts to conduct any regulatory activities, as it deems necessary in its sole judgment.

(b) Future Indications. At the reasonable request of Baxter, AAC shall cooperate in Baxter’s efforts to obtain Regulatory Approval for any future indications for the Ingredients, Devices, Accessories and/or Products in the Field in the Territory. Baxter shall prepare and approve all clinical plans and clinical protocols and shall conduct all clinical trials. Baxter shall be responsible for preparing and filing all regulatory documents.

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(c) Regulatory Approvals. Baxter shall own and control, and shall be responsible for maintaining, all Regulatory Approvals related to the Ingredients, Devices, Products and Accessories in the Field in the Territory.

6.2 Clinical and Regulatory Information. AAC shall own all data, information and other documentation that AAC (or its Affiliates) generates or derives. Baxter shall own all data, information and other documentation that Baxter (or its Affiliates) generates or derives in the course of its performance under this Distribution and License Agreement. Upon written request, each Party will be entitled to (i) receive, keep and use for regulatory purposes all trial protocols, registration applications, and other substantive regulatory documents including, but not limited to, all toxicological and clinical data that have been validated in accordance with standard operating procedures of each Party for quality assurance and quality control, and (ii) access and reference all regulatory dossiers and filings produced by the other Party and its Affiliates pertaining to the Accessory(ies) (if applicable) or the Ingredients or Products. All of the foregoing regulatory documents shall be forwarded to the requesting Party by the disclosing Party no less than thirty (30) days after such written request by the requesting Party. Such documents and information to be provided by AAC and Baxter shall be limited to those documents that are both reasonably relevant to the Parties’ respective rights hereunder and were produced for the purpose of Regulatory Approval of Accessory(ies) (if applicable) and the Ingredients or Products, as required by applicable regulatory requirements, and the requesting Party shall reimburse the other party for reasonable costs and expenses of locating, duplicating and providing such documents and information. All summary clinical trial reports, Adverse Event reports and other safety data and information (as set forth in Section 6.3) shall be provided in English, and other documents requested by either Party, such as protocols and summary study reports, shall be provided to the requesting Party in the most recent form available at the time of the requesting Party’s request. Each Party shall comply in all material respects with the requirements of the applicable Regulatory Authority that relate to each Accessory(ies) (if applicable) and Ingredients or Products. When providing information pursuant to this Article 6, the providing Party shall certify such information to be truthful and accurate for purposes of regulatory submissions.

6.3 Complaints and Adverse Events. The Party responsible for all permits and licenses required by any Regulatory Authority with respect to a given Accessory(ies) (if Regulatory Authority permits or licenses are applicable) or a given Ingredient(s) or Product(s) under this

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Distribution and License Agreement, including any product licenses, applications and amendments in connection therewith, shall be responsible for evaluating and investigating complaints and for reporting all Adverse Events to Regulatory Authorities in the applicable Territory. If the responsible Party becomes aware of any Adverse Events, it shall evaluate, investigate and determine the necessity of reporting all information in its possession regarding such Adverse Event as soon as practicable, in order to fulfill regulatory reporting obligations within the time frames required by Regulatory Authorities and law; provided, however, that neither Party shall be required to communicate with customers of the other Party. The Parties will comply with all applicable reporting laws, rules and regulations governing Adverse Events. Baxter and AAC agree to supply all complaint information including, Adverse Event information, to the responsible Party within five (5) Business Days of learning of a complaint or Adverse Event; to cooperate with investigations and corrective actions; and to comply with all applicable reporting laws, rules and regulations governing Adverse Events. To the extent reasonably relevant to the other Party’s activities in connection with its rights hereunder, the responsible Party will provide the other Party with written notice upon filing an Adverse Event and copies of all related complaint information.

6.4 Compliance. The obligations of AAC and Baxter set forth in this Article 6 are intended to comply with the laws, rules and regulations of each country in the Territory in which the Ingredients, Devices, Products or Accessory(ies) are distributed or sold. The requirements of this Article 6 shall therefore be construed and interpreted to comply with all such laws, rules and regulations. To the extent provisions of this Article 6 do not adequately reflect any such law, rule or regulation, such provisions shall be revised to the extent reasonably necessary to make such provisions legal and valid in accordance with such laws, rules and regulations.

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Article 8

Product Marking and Trademarks

8.1 Product Markings.

(a) Notice of License and Patents. Each Product and Accessory marketed and sold by Baxter or its Affiliates, subdistributors, agents or co-promoters under this Distribution and License Agreement shall be marked (to the extent not prohibited by law) with a notice that such Product or Accessory (as applicable) is sold by Baxter under a license from AAC.

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(b) AAC’s CoSeal and Adhibit Trademarks. Pursuant to Section 2.1(c), AAC has licensed the AAC Trademarks to Baxter. As soon as permitted under AAC’s and its Affiliates’ current and existing credit and indenture agreements, AAC will execute any and all documents necessary to assign the AAC Trademarks to Baxter and will cooperate with Baxter to effect the assignment of such trademarks. All costs for the prosecution and maintenance of the AAC Trademarks shall be borne by AAC until the AAC Trademarks are assigned to Baxter.

(c) Use of Baxter Name. Baxter may use and distribute the Ingredients, Devices, Products and Accessory(ies) utilizing the Baxter name and any Baxter Trademarks, including trademarks incorporating the term or designation Baxter. All use of the Baxter Trademarks, the Baxter name or trademarks incorporating the word “Baxter” shall inure solely to the benefit of Baxter, and no rights therein are granted hereunder to AAC.

Article 9

Fees and Payments

9.1 Distribution and License Execution Fee. Within five (5) Business Days following execution of this Distribution and License Agreement, Baxter shall pay to AAC or its designee a Distribution and License Agreement execution fee in the amount of Twenty-Five Million Dollars ($25,000,000) as follows: Two Hundred Thousand Dollars ($200,000) to Angiotech US or its designee and Twenty-Four Million Eight Hundred Thousand Dollars ($24,800,000) to Angiodevice or its designee. This amount is in addition to (a) the Eight Million Dollars ($8,000,000) previously paid by Baxter to AAC in April, 2003 in connection with the Original Distribution and License Agreement and (b) the Four Million Dollars ($4,000,000) paid in 2004 in connection with the transfer of manufacturing know-how and related FDA and EU regulatory approvals, the receipt of which is hereby acknowledged by AAC.

9.2 Currency. Unless otherwise agreed by the Parties in writing, all amounts paid by Baxter under this Distribution and License Agreement shall be paid to AAC in Dollars by wire transfer to a financial institution to be designated by AAC. Written or electronic notice of each such transaction shall be promptly provided to such financial employee or officer as is designated by AAC. Conversion of foreign currency to Dollars shall be made at the quarterly average conversion rate determined by adding the conversion rates existing in the United States (as reported in The Wall Street Journal) on the last working day of each month in the quarter and dividing by

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three (3). Subject to Section 9.4, such payments shall be without deduction of exchange, collection, wire transfer or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes.

9.3 Interest Due. In case of any delay in payment by Baxter to AAC or its designee not occasioned by Force Majeure (as set forth in Section 16.5), interest on the overdue payment shall accrue at an annual interest rate equal to the lesser of: (a) the prime rate as reported in the Money Rates set forth in The Wall Street Journal, plus three (3) percentage points, as determined for each month on the last Business Day of the previous month, or (b) the maximum amount permitted by law, in either instance assessed from the date that payment was initially due. The foregoing interest shall be due from Baxter without any special notice, and shall be in addition to any other remedies that AAC may have pursuant to this Distribution and License Agreement.

9.4 Taxes. The Parties agree that any taxes that either Party is required by law to withhold from amounts payable to the other Party under this Distribution and License Agreement (whether under this Article 9 or otherwise) shall be deducted by the paying Party from the amounts paid to the non-paying Party hereunder at the rate(s) required by applicable law, and shall be promptly paid to the appropriate governmental authority on behalf of the non-paying Party. The paying Party shall promptly provide to the non-paying Party receipts from the government or taxing authority evidencing payment of such taxes, if available, or other written proof of payment if official receipts are not available, and shall provide reasonable assistance to the non-paying Party to obtain tax credits therefor. If the non-paying Party qualifies for a reduction in, or exemption from, withholding taxes under an applicable tax treaty, the non-paying Party shall provide the paying Party on a timely basis with Form W-8BEN or such other documentation as may be required to support such reduction or exemption.

9.5 Reporting and Audit.

(a) Record Maintenance and Retention. Baxter and its Affiliates shall maintain complete and accurate books and records relating to the rights and obligations of the Parties under the Original Distribution and License Agreement, and to any amounts payable to AAC in relation to the Original Distribution and License Agreement, which books and records shall contain sufficient information to permit AAC to determine the accuracy of any reports delivered by Baxter to AAC. Baxter and its Affiliates shall retain such books and records for at least two (2) years following the reporting period to which they pertain.

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(b) Audit of Records. On or before December 31, 2009 and upon thirty (30) days prior written notice to Baxter, AAC, through its designated independent CPA firm, shall have the one-time right (at the expense of AAC) to audit such books and records for the period from January 1, 2007 through December 31, 2008during normal business hours for the sole purpose of verifying reports and payments made under the Original Distribution and License Agreement. Baxter and its Affiliates shall provide the independent CPA firm with any requested information as is necessary to conduct such audit. Within thirty (30) days from the date that AAC receives a final written report of the audit conducted by the independent CPA firm, but in no event later than the date upon which AAC requests remittance of any underpayment under Section 9.5(c), AAC shall provide to Baxter a copy of such report.

(c) Effects of Underpayment. If the independent CPA firm makes a determination of underpayment by Baxter, Baxter shall remit to AAC, within thirty (30) days of receiving notice from AAC, any underreported percentage of Net Sales (as defined in the Original Distribution and License Agreement) amounts or other amounts due to AAC, together with interest from the original due date for payment, as provided in Section 9.3. If Baxter contests such determination of underpayment, it may withhold only the disputed portion of the underreported percentage of Net Sales amount due to AAC. Additionally, if an audit under this Section 9.5 has revealed an uncontested underreporting or underpayment in excess of five percent (5%) of the total amount due to AAC pursuant to Section 9.4 of the Original Distribution and License Agreement for the calendar year under audit, then Baxter shall pay to AAC within such thirty (30) day period the cost of such audit attributable to the independent CPA firm. If a contested amount is ultimately determined to be due to AAC, Baxter shall pay to AAC such contested amount due to AAC, together with interest from the original due date of any such contested amount due to AAC, promptly following resolution of any such dispute. In addition, if such contested amount due to AAC combined with the uncontested amount due is an aggregate underpayment in excess of five percent (5%) of the total amount due to AAC under Section 9.4 of the Original Distribution and License Agreement for the calendar year under audit, Baxter shall bear the cost of such audit attributable to the independent CPA firm, plus interest from the date of Baxter’s receipt of an invoice from AAC setting forth the cost of the audit.

(d) Effects of Overpayment. If the independent CPA firm makes a determination of overpayment by Baxter, AAC shall remit to Baxter any overpaid amounts, within thirty (30) days of receiving written notice from Baxter of such overpayment. In such instance, AAC shall not be required to pay interest to Baxter on any overpayment received by AAC from Baxter. If AAC contests such determination of overpayment, it may withhold only the disputed

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portion of the overpaid percentage of Net Sales amount owed to Baxter. If contested amounts are ultimately determined to be due to Baxter, AAC shall pay to Baxter such contested amounts due to Baxter, together with interest from the date which is thirty (30) days after AAC received such written notice from Baxter of such overpayment, promptly following resolution of any such dispute.

Article 10

Intellectual Property

10.1 Patentable Inventions and Know-How.

(a) Improvements and Inventions. Each party shall inform and keep the other party fully advised of any Improvements, including any inventions and know-how directly relating to such Improvements, during the term of this Distribution and License Agreement.

(b) Patent Prosecution. Subject to Section 10.1(e), Baxter shall assume control of the preparation, prosecution and maintenance of the AAC Patents. Baxter will consult with AAC and will keep AAC informed of all matters relating to the preparation, filing, prosecution and maintenance of all AAC Patents relating to the subject matter of this Distribution and License Agreement, and shall reasonably consider AAC’s comments with respect to such activities. Baxter and AAC [***]; provided however, in the event that an AAC Patent benefits only one Party, that Party shall be responsible for all costs related to such AAC Patent. Baxter shall bill AAC for its share of costs at reasonable intervals. AAC shall pay any invoices within thirty (30) days of receipt. Costs exclude internal costs of a Party.

(i) All Patent applications that are solely invented by AAC shall be filed in the name of AAC or its Affiliates, and shall be owned by AAC or its Affiliates. All Patent applications that are solely invented by Baxter shall be filed in the name of Baxter or its Affiliates, and shall be owned by Baxter or its Affiliates.

(ii) Baxter shall endeavor in good faith to coordinate its efforts with those of AAC.

(iii) To the extent practicable, Baxter shall provide AAC with a copy of any AAC Patent application prior to filing the first of such application in any jurisdiction, for review and comment by AAC or its designees.

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(iv) Baxter shall provide AAC copies of all material correspondence with the relevant patent office(s).

(c) Additional Obligations Related to Patents. AAC will not seek to invalidate the Baxter Patents through any judicial or administrative proceeding. Baxter will not seek to invalidate the AAC Patents through any judicial or administrative proceeding.

(d) Discontinuance. If either Party, in its sole discretion, does not intend to file for Patent protection for an AAC Improvement hereunder, or if either Party does not wish to continue preparation, prosecution, or maintenance of any AAC Patent, then such Party shall give at least sixty (60) days advance written notice (and in no event less than a reasonable period of time for the other Party to act in its stead) to the other Party of any decision to cease preparation, filing, prosecution and maintenance of that Patent in any jurisdiction (an “AAC Discontinued Patent”). In such case, the other Party may elect at its sole discretion to continue preparation, filing, prosecution and/or maintenance of the AAC Discontinued Patent at its sole expense. Discontinuance may be elected by a Party on a country-by-country basis, and on an individual Patent or a Patent family basis. If the other Party elects to continue preparation, filing, prosecution and/or maintenance of such AAC Discontinued Patent, then such Party shall have ownership of such AAC Discontinued Patent, and Baxter shall continue to have those rights to practice such AAC Discontinued Patent as are granted under this Distribution and License Agreement.

(e) Discontinuance by Baxter. In addition to Baxter’s rights of discontinuance pursuant to Section 10.1(d), under no circumstances will Baxter be required to prepare, prosecute or maintain claims or Patents for inventions for which it does not have license rights.

10.2 Infringement Claims by Third Parties.

(a) Third Party Claims. If the use or sale of an Ingredient, Product, Device, or Accessory in the Field under the AAC Patents or AAC Know-How results in a claim or a threatened claim by a Third Party against a Party hereto for patent or trademark infringement, or for inducing or contributing to patent or trademark infringement, in any part of the Territory (“Infringement Claim”), the Party first having notice of an Infringement Claim shall promptly notify the other Party in writing. The notice shall set forth the facts of the Infringement Claim in reasonable detail. Baxter shall have the right to control such litigation including the right to retain independent counsel, direct the defense, and settle all claims; however, AAC shall cooperate in its respective defense to the extent allowed by law, and shall notify Baxter as to the particulars of any agreement settling an Infringement Claim. Unless otherwise agreed in writing, Baxter will be responsible for any costs of litigating an Infringement Claim under this Agreement, including all damages, fees and expenses, including reasonable attorneys’ fees and expenses.

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10.3 Infringement Claims Against Third Parties. Each Party shall promptly inform the other Party of any suspected infringement that may arise in connection with this Distribution and License Agreement in any part of the Territory of any AAC Patent(s) or Baxter Patent(s) by a Third Party. Baxter shall have the right (either solely or jointly with AAC, as described below) to institute an action for infringement in the Field in the Territory (“Third Party Infringement Suit”) against such Third Party.

(a) Baxter, in its sole judgment, may propose to AAC to file a Third Party Infringement Suit jointly. To the extent permitted by law, if AAC and Baxter agree to institute a Third Party Infringement Suit jointly, such suit shall be brought in the names of both AAC and Baxter, the out-of-pocket costs thereof shall be borne [***], and any recovery settlement shall be shared [***] to AAC and [***] to Baxter. AAC and Baxter shall work together to manage such litigation, with Baxter having primary responsibility for controlling such suits. AAC may, if it so desires, be represented by separate counsel of its own selection, and the fees for such counsel shall be paid by AAC.

(b) In the absence of an agreement between AAC and Baxter to institute a Third Party Infringement Suit jointly, Baxter shall have the right, but not the obligation, to institute such suit, and at its option, permit AAC to join as a party plaintiff; provided that Baxter shall bear the entire cost of such litigation, including attorneys’ fees, and shall be entitled to retain the entire amount of recovery or settlement.

(c) To the extent permitted by law, should Baxter commence a Third Party Infringement Suit under the provisions of this Section 10.3, and thereafter Baxter elects to abandon the same, it shall give timely notice to AAC who may, if it so desires, at its own expense, continue prosecution of such suit; provided, however, that the sharing of expenses and any recovery in such suit shall be divided between the Parties based upon the percentage of total litigation costs borne by each Party. Total litigation costs shall be the sum of attorneys’ fees and related court costs and expenses incurred by each of the Parties.

(d) In the event that AAC or Baxter jointly owns any valid Patent in the Territory with a Third Party (including a Third Party manufacturer), that joint owner Party shall use its Commercially Reasonable Efforts to arrange for such Third Party to cooperate in any Third Party Infringement Suit in accordance with the terms of this Section 10.3, and to agree not to hinder or prevent any such suit initiated or prosecuted hereunder.

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10.4 Patent Term Extensions. The Parties shall cooperate in good faith with each other in gaining Patent term extensions wherever applicable to AAC Patents and Baxter Patents covering Ingredients, Product(s), Device(s) and Accessory(ies).

(a) AAC and Baxter shall determine by mutual agreement which AAC Patents, if any, shall be subject to an application for Patent term extension.

(b) All applications for a Patent term extension shall be made by the Party responsible for prosecution and maintenance of such Patent that has been selected for Patent term extension application; provided, however, that in the event that the Party who is responsible for prosecution and maintenance of such Patent elects not to apply for such extension, such Party shall: (i) inform the other Party of its intention not to apply, and (ii) grant the other Party the right to apply for such extension. However, no actions taken by either Party under this Section 10.4(b) shall result in a change of ownership of the Patent that is the subject of the application for term extension.

Article 11

Representations and Warranties

11.1 Representations and Warranties of AAC.

(a) Authorization. AAC, jointly and severally, represents, warrants and covenants that:

(i) this Distribution and License Agreement has been duly executed and delivered by AAC and constitutes a valid and binding obligation of AAC, enforceable against AAC in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(ii) the execution, delivery and performance of this Distribution and License Agreement have been duly authorized by all necessary action on the part of AAC, its officers and directors and does not conflict with any agreement, instrument or understanding, oral or written, to which AAC or its Affiliates is a party or by which it may be bound, and, to the best of its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it;

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(iii) AAC has full power and authority to perform the obligations set forth herein, and that AAC is not subject to any order, decree or injunction by a court of competent jurisdiction which may prevent or materially delay the consummation of the transactions contemplated by this Distribution and License Agreement;

(iv) AAC is duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized;

(v) AAC Controls the AAC Patents set forth in Schedules 1.3 and there are no liens on the AAC Patents that would prevent the execution of this Distribution and License Agreement; and

(vi) the Distribution and License Agreement has been negotiated at arms length and is (x) fair value and (y) reasonable value for the rights licensed by AAC to Baxter hereunder.

(b) AAC’s Rights (Ingredients and Product(s)). As of the Effective Date, AAC, jointly and severally, represents and warrants that the granting of the licenses to Baxter hereunder does not conflict with any contractual obligation of AAC to any Third Party.

(c) AAC’s Rights (Ingredients, Accessories, Product(s), and Devices). As of the Effective Date, AAC, jointly and severally, represents and warrants, with respect only to Ingredients, Devices, Product(s), and Accessories in the Field as of the Effective Date, that Schedule 1.2 contains the full and complete list of all AAC Patents relating to Ingredients, Accessory(ies), Products(s), and Device(s) Controlled by AAC, as licensed to Baxter.

The sole remedy for inadvertent failure to include an AAC Patent on Schedule 1.2 shall be amendment of such schedule to include the omitted AAC Patent and such omission shall not be deemed a material breach by AAC of the representations and warranties set forth in this Section 11.1(c).

(d) No Conflicting Agreements. AAC, jointly and severally, represents, warrants and covenants that it has not to its knowledge granted, and during the term of this Distribution and License Agreement will not grant, any right to a Third Party in the Field in the Territory that would conflict with the licenses and rights granted to Baxter hereunder.

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(e) No Proceedings or Challenges; Non-Infringement. Except as set forth on Schedule 11.1(e), as of the Effective Date, to AAC’s actual knowledge, upon reasonable inquiry, there are no proceedings before any court, administrative tribunal or other authority commenced, pending or threatened which would challenge the validity of AAC Patents or assert a right or interest of a Third Party in AAC Patents or any portion thereof. As of the Effective Date, to AAC’s actual knowledge, upon reasonable inquiry, AAC is not aware of, nor has any Third Party asserted, any claim, notice, or concern about the potential infringement of any Third Party proprietary rights as a result of the manufacture, use, offer to sell, sale, importation or distribution of Product(s) marketed in the Field in the Territory by Baxter as of the Effective Date. AAC has undertaken no inquiry as to any other Products in the Field.

(f) No Dominant Patents. As of the Effective Date, to AAC’s actual knowledge and with respect only to Ingredients, Product(s), Devices and Accessories as of the Effective Date, there are no Patents Controlled by AAC that are dominant to the AAC Patents licensed to Baxter hereunder. With the exception of Patents covering [***] or any other component of an Improvement as a separate entity (for instance, apart from its use within such Improvement), should any such Patents that are Controlled by AAC become known to AAC, such Patents shall be deemed “AAC Patents” for the purposes of this Distribution and License Agreement, AAC shall notify Baxter in writing of such Patents and Schedule 1.2 shall be amended to include such Patents.

11.2 Representations and Warranties of Baxter.

(a) Authorization. Baxter, jointly and severally, represents, warrants and covenants that:

(i) this Distribution and License Agreement has been duly executed and delivered by Baxter and constitutes a valid and binding obligation of Baxter, enforceable against Baxter in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(ii) the execution, delivery and performance of this Distribution and License Agreement have been duly authorized by all necessary action on the part of Baxter, its officers and directors and does not conflict with any agreement, instrument or understanding, oral or written, to

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which Baxter is a party or by which it may be bound, and, to the best of its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it;

(iii) Baxter has full power and authority to perform the obligations set forth herein, and that Baxter is not subject to any order, decree or injunction by a court of competent jurisdiction which may prevent or materially delay the consummation of the transactions contemplated by this Distribution and License Agreement; and

(iv) Baxter is duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized.

(b) No Impairing Agreements. Baxter, jointly and severally, represents, warrants and covenants that, during the term of this Distribution and License Agreement, it will not knowingly enter into any agreements, oral or written, that would in any way impair its ability to fulfill its obligations under this Distribution and License Agreement.

(c) No Dominant Patents. If Baxter has any dominant Patent that was filed before the Effective Date or during the term of this Distribution and License Agreement that contains claims that would cover the Ingredients for use in the Field, Product(s) for use in the Field, Device(s) for use in the Field or Accessory(ies) for use in the Field, then Baxter shall not assert such dominant Patent against AAC or its licensees during the term of this Distribution and License Agreement in any manner, and will make no claim under this Distribution and License Agreement for additional compensation.

Article 12

Limitations on Representations and Warranties

12.1 Limitations on Representations and Warranties. THE LIMITED WARRANTIES CONTAINED IN ARTICLE 11 ARE THE SOLE WARRANTIES GIVEN BY THE PARTIES HEREUNDER AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR OTHERWISE, AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY COMMON LAW, STATUTE OR OTHERWISE ARE HEREBY DISCLAIMED BY BOTH PARTIES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS AND LOSS OR INTERRUPTION OF

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BUSINESS. THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT A PARTY’S INDEMNIFICATION OBLIGATION UNDER THIS DISTRIBUTION AND LICENSE AGREEMENT FOR THIRD PARTY CLAIMS WHICH MAY INCLUDE CONSEQUENTIAL, PUNITIVE OR OTHER TYPES OF DAMAGES.

Article 13

Confidentiality

13.1 Confidentiality.

(a) No Disclosure or Use. During the term of this Distribution and License Agreement, and for a period of three (3) years thereafter, each Party shall keep confidential all information received from the other Party under this Agreement, the Original Distribution and License Agreement and the Original Manufacturing and Supply Agreement (the “Confidential Information”), and shall not disclose or use such Confidential Information without the other Party’s written consent, except to the extent contemplated by this Distribution and License Agreement. This restriction shall not, however, prevent disclosure of such Confidential Information if and to the extent that disclosure is required by law; provided that the disclosing Party informs the other Party without delay of any such requirement, in order to allow such other Party to object to such disclosure and to seek an appropriate protective order or similar protection prior to disclosure.

(b) No Misappropriation. The Parties agree that the transfer of intellectual property rights and of rights in regulatory documentation by one Party to the other Party pursuant to this Distribution and License Agreement shall not, to the actual knowledge of the transferring Party, misappropriate the proprietary or trade secret information of a Third Party.

13.2 Exceptions. The above obligations shall not apply, or shall cease to apply, to Confidential Information of the disclosing Party which:

(a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

(b) is known by the receiving Party at the time of receiving such Confidential Information, as evidenced by its written records;

(c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

(d) is independently developed by the receiving Party without resort to the Confidential Information of the disclosing Party or any breach of this Article 13;

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(e) is entered into evidence in a legal proceeding or submitted for use in a dispute resolution proceeding to enforce one or more rights of a Party under this Distribution and License Agreement; provided that the receiving Party shall give the disclosing Party prompt written notice and sufficient opportunity to object to such use or disclosure, or to request confidential treatment of the Confidential Information; or

(f) is the subject of a written permission to disclose provided by the disclosing Party.

13.3 Permitted Disclosures.

(a) Each Party may disclose Confidential Information (i) for the purpose of preparing, filing, prosecuting and maintaining Patents; (ii) for obtaining Regulatory Approvals; (iii) for the manufacture, marketing, distribution or sale of Products; or (iv) to any individuals that are required by law, contract or otherwise not to use or disclose such Confidential Information except as permitted by this Distribution and License Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such individuals do not disclose or make any unauthorized use of the Confidential Information.

(b) In order to exploit rights retained by or granted to the Parties under this Distribution and License Agreement, each Party may publish or publicly present any research or other data which may involve the disclosure of Confidential Information; provided that the publishing Party agrees to furnish the non-publishing Party with copies of any proposed oral, written, graphic or electronic public disclosure prior to submission for publication or presentation. The non-publishing Party shall then have forty five (45) days to review such contemplated publication or presentation. At the end of the forty five (45) day period, the publishing Party may proceed with the contemplated publication or presentation unless (i) the non-publishing Party reasonably requests additional time to fully protect its intellectual property rights, in which case any such contemplated publication or presentation containing the details of a patentable invention must be withheld by the publishing Party for an additional period of forty five (45) days or until a patent application is filed thereon by the non-publishing Party, whichever is earlier in time; or (ii) the non-publishing Party reasonably requests that trade secret information or other Confidential Information of the non-publishing Party be redacted from the contemplated publication or presentation, in which case any such request shall be honored by the publishing Party.

13.4 Disclosure of Distribution and License Agreement. Except as required by law, neither AAC nor Baxter shall release to any Third Party or publish in any way any Confidential

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Information with respect to the terms of this Distribution and License Agreement or concerning their cooperation without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided; however, that either Party may disclose the terms of this Distribution and License Agreement to the extent required to comply with applicable laws, including without limitation: (a) any instance where a Party must comply with the rules and regulations promulgated by the U.S. Securities and Exchange Commission (e.g., filing of a Form 8-K), Canadian securities regulatory authorities (e.g., filing of a material change report), a stock reporting organization (i.e., NASDAQ or the Toronto Stock Exchange) or similar authorities in other jurisdictions, and (b) any instance where a Party becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process). Notwithstanding any other provision of this Distribution and License Agreement, each Party may disclose the terms of this Distribution and License Agreement (y) to its legal counsel or (z) to lenders, investment bankers, attorneys, financial advisors and other financial institutions of its choice solely for purposes of financing the business operations of such Party, or to a potential acquirer of all or substantially all of the assets or equity interests of such Party (A) upon the written consent of the other Party; or (B) if the Party disclosing such terms obtains a signed confidentiality agreement with such intended recipient with respect to such Confidential Information, upon terms substantially similar to those contained in this Article 13. Any public filing of this Distribution and License Agreement under Section 13.4 (a) will be made with a request for confidential treatment or similar request or petition (if required by applicable rule or regulation) and the Party doing so will provide a copy of the proposed public filing and request for confidential treatment (if any) to the other Party no less than twenty (20) days prior to filing for review and comment. The filing Party will use Commercially Reasonable Efforts (taking into account the rules and regulations under which confidential treatment may be requested) to incorporate the other Party’s comments and accommodate the other Party’s concerns in relation to such request.

13.5 Press Release. As soon as reasonably possible after execution of this Distribution and License Agreement, either or both of the Parties may issue a press release pertaining to such event. Any such press release will recite language that has been mutually agreed upon by the Parties. Except as otherwise required by law or applicable government regulations or New York Stock Exchange rules, without the prior written agreement of the Parties, neither Party will issue any other press release concerning the terms or existence of this Distribution and License Agreement.

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13.6 Confidential Information of Each Party. The Parties agree that the material financial terms of this Distribution and License Agreement shall be considered the Confidential Information of both Parties.

13.7 Employee Obligations. Each Party shall undertake to ensure that all of its employees who have access to Confidential Information are under obligations of confidentiality to such Party.

13.8 Prior Confidentiality Agreements. The Parties and/or their Affiliates are parties to the following agreements which provide for confidentiality of certain information exchanged by the Parties and/or their Affiliates:

(a) Mutual Confidentiality Agreement by and between Baxter Healthcare and Angiotech, dated as of October 15, 2002;

(b) Letter Agreement by and between Baxter International, Inc. and Cohesion, dated as of September 6, 2002 (the “Letter Agreement”);

(c) Amendment to the Letter Agreement by and between Baxter Healthcare, Cohesion, and Angiotech, dated as of January 31, 2003; and

(d) CoSeal Units Distribution Agreement by and between Angiotech, Cohesion and Baxter Healthcare, dated February 25, 2003 (the above agreements set forth in this Section 13.8, collectively, the “Prior Confidentiality Agreements”).

The Prior Confidentiality Agreements shall govern disclosures made among the Parties and their Affiliates up to the Effective Date according to their respective terms, and this Distribution and License Agreement shall govern disclosures made on and after the Effective Date under this Distribution and License Agreement.

13.9 Confidential Information upon Expiration or Termination. Upon expiration or termination of this Distribution and License Agreement, each Party shall cease to use or disclose Confidential Information for any purpose, except for use or disclosure that is permitted under this Distribution and License Agreement after expiration or termination of this Distribution and License Agreement.

Article 14

Term and Termination

14.1 Term

(a) Term. The term of this Distribution and License Agreement shall expire on the expiration date of the last to expire AAC Patent, unless earlier terminated as provided below.

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(b) Accrued Obligations. Except where explicitly provided elsewhere herein, termination of this Distribution and License Agreement for any reason, or expiration of this Distribution and License Agreement, will not affect: (i) obligations of the Parties, or (ii) rights and obligations of the Parties at law or in equity which, from the context thereof, are intended to survive termination or expiration of this Distribution and License Agreement; nor prejudice any Party’s right to obtain performance of any obligation then due and owing.

14.2 Termination for Insolvency. Either Party may terminate this Distribution and License Agreement immediately upon delivery of written notice to the other Party: (a) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other Party’s debts; provided, however, with respect to involuntary proceedings, that such proceedings are not dismissed within thirty (30) days; (b) upon the other Party’s making an assignment for the benefit of creditors; or (c) upon the other Party’s dissolution or ceasing to do business. All licenses granted hereunder, whether by Baxter or AAC, shall be deemed to be the grant of licenses of “Intellectual Property” under Section 365(n) of the United States Bankruptcy Code, as amended. Should either Party elect to terminate this Distribution and License Agreement pursuant to this Section 14.2, Baxter’s sole obligation shall be to cease sales, distribution and marketing of the Product(s), and to facilitate the transfer of Regulatory Approvals to AAC (or a Third Party designated by AAC), if requested to do so by AAC or an officer of the bankruptcy court within thirty (30) days of receipt or delivery of the notice of termination. Such transfer of Regulatory Approvals to AAC shall be at the sole expense of AAC.

14.3 Termination for Material Breach.

(a) AAC’s Right to Terminate for Baxter Breach of Certain Provisions. AAC shall have the right to terminate this Agreement upon sixty (60) days prior written notice to Baxter if Baxter fails to perform or breaches, in any material respect, any term or provision contained in 9.1 and 15.3(c); provided, however, that such termination shall become effective only if Baxter shall fail to remedy or cure the breach within such sixty (60) day period, or to initiate(and thereafter diligently pursue) a remedy or cure within such period if it is not practicable to complete the cure in such period.

(b) AAC’s Rights with Respect to Baxter’s Breach of Other Provisions. If Baxter fails to perform or breaches, in any material respect, any term or provision not listed in Section 14.3(a) then, upon sixty (60) days prior written notice to Baxter, AAC may pursue remedies as described in Sections 16.2 and 16.3 and may also seek an injunction or injunctions to prevent or end any such breaches.

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14.4 Baxter’s Right to Terminate. Baxter may, at its option, terminate this Agreement on thirty (30) days written notice to AAC. Baxter’s responsibility for the AAC Patents shall also terminate at such time. Further, Baxter, in its sole judgment, may cease making, marketing, sales and/or distribution of any Product at any time.

Article 15

Product Liability, Indemnification and Insurance

15.1 Indemnification by AAC. AAC shall defend, indemnify and hold harmless Baxter, its Affiliates, successors and assigns and their respective employees, officers, agents, independent contractors and directors (collectively, the Baxter Indemnitees”) from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, judgments, interest, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees) (“Section 15.1 Damages”) that may be brought, instituted or arise against or be incurred by such Baxter Indemnitees to the extent such Section 15.1 Damages are based on or arises out of (a) the breach by AAC of any of its covenants, representations or warranties set forth in this Distribution and License Agreement or improper business practices; (b) the violation of any applicable law, rule, or regulation by AAC; or (c) the negligence or willful misconduct of AAC, its employees, other agents, independent contractors, licensees, sublicensees or Affiliates in connection with this Distribution and License Agreement (clauses (a) through (c) being the “AAC Activities”); provided, however, AAC shall have no such obligation to defend, indemnify or hold harmless the Baxter Indemnitees to the extent any such Section 15.1 Damages are based upon, or are the result of, arise from Baxter Activities (as defined below).

15.2 Indemnification by Baxter. Baxter shall defend, indemnify and hold harmless AAC, its Affiliates, successors and assigns and their respective employees, officers, agents, independent contractors and directors (collectively, the AAC Indemnitees”) from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, judgments, interest, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees) (“Section 15.2 Damages”) that may be brought, instituted or arise against or be incurred by such AAC Indemnitees to the extent such Section 15.2 Damages are based on or arises out of (a) the breach by Baxter of any of its covenants, representations or warranties set forth in this Distribution and License Agreement or improper business practices; (b) the manufacture, packaging, testing labeling, storage, handling, or delivery of any Product, Ingredient, Device, or Accessory made by or on behalf of Baxter, including but not limited to the immunogenicity, toxicity, teratogenicity,

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carcinogenicity or inherent risk of the use or administration of any such product; (c) the violation of any applicable law, rule or regulation by Baxter; or (d) the negligence or willful misconduct of Baxter, its employees, other agents, independent contractors, licensees, sublicensees or Affiliates in connection with this Distribution and License Agreement (clauses (a) through (d) being the “Baxter Activities”); provided, however, Baxter shall have no such obligation to defend, indemnify or hold harmless the AAC Indemnitees to the extent any such Section 15.2 Damages are based upon, or are the result of, arise from AAC Activities.

15.3 Claims Procedures. A Party entitled to be indemnified by the other Party (an “Indemnified Party”) pursuant to Section 15.1 or 15.2 hereof shall give written notice to the other Party (an “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any threatened or asserted claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided:

(a) that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense (unless (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party; or (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the Indemnifying Party shall pay the reasonable fees and expenses of one law firm serving as counsel for the Indemnified Party, which law firm shall be subject to approval, not to be unreasonably withheld, by the Indemnifying Party);

(b) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Distribution and License Agreement to the extent that such failure to give notice did not result in prejudice to the Indemnifying Party or the Indemnifying Party’s insurer;

(c) the Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the approval of the Indemnified Party (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which (i) would result in injunctive or other relief being imposed against the Indemnified Party; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation; and

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(d) the Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing, and shall be reasonably required in connection with the defense of such claim or litigation resulting therefrom.

15.4 Compliance. The Parties shall comply fully with all applicable laws and regulations in connection with their respective activities under this Distribution and License Agreement.

15.5 Insurance.

(a) Baxter shall, until two (2) years following expiration of the last batch of Product sold hereunderby Baxter, its Affiliates, and sublicensees, obtain and maintain at its own cost and expense, any combination of insurance or self-insurance, in Baxter’s sole discretion, for its commercial liability, including, but not limited to, product liability and contractual liability insurance, with respect to its activities hereunder.

(b) AAC shall, until two (2) years following expiration of the last batch of Product manufactured by AAC, its Affiliates, and sublicensees, obtain and maintain at its own cost and expense, any combination of insurance or self-insurance, in AAC’s sole discretion, for its commercial liability, including, but not limited to, product liability and contractual liability insurance, with respect to its activities hereunder.

(c) For each Party, such insurance or self-insurance shall be in such amounts and subject to such deductibles as Baxter and AAC may agree based upon standards prevailing in the industry at the time. Such insurance or self-insurance shall be written to cover claims incurred, discovered, manifested, or made in connection with clinical development and commercial sale of Products in the Territory. Upon written request, each of Baxter and AAC shall provide to the other Party copies of its Certificates of Insurance.

(d) All insurance policies required of either Party under this Distribution and License Agreement shall, at each Parties’ discretion with respect to its insurance, be through self-insurance or a combination of self-insurance and commercially placed insurance. Where the Party uses commercially placed insurance, such insurance shall (i) be issued by reputable, financially sound companies; (ii) provide that the insurance company will endeavor to provide at least thirty (30) days notice of cancellation, non-renewal or material change of coverage to both Baxter and AAC, but its failure to do so shall impose no penalty or additional obligations under this Distribution and License Agreement; and (iii) contain a severability of interest or separation of the insureds provision, affording defense and coverage for an insured in the event of a claim brought by another insured.

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(e) All of the foregoing liability policies shall be primary and non-contributory and contain a waiver of subrogation in favor of the other Party or the other Party’s designee.

15.6 Responsibility and Control. Baxter and AAC shall each be solely responsible for the safety of its own employees, agents, Affiliates or independent contractors with respect to its performance under this Distribution and License Agreement, and each shall hold the other Party harmless with regard to any liability for damages or personal injuries resulting from acts of its respective employees, agents, Affiliates or independent contractors.

15.7 No Limitation. Nothing in this Article 15 regarding insurance coverage amounts shall be deemed or interpreted as a limitation on the indemnities set forth in this Distribution and License Agreement.

Article 16

Miscellaneous Provisions

16.1 Governing Law. This Distribution and License Agreement shall be governed, interpreted and construed in accordance with the substantive laws of the State of New York, without regard to conflict of laws principles thereof.

16.2 Escalation of Dispute Resolution. The Parties shall attempt to resolve any and all disputes, claims or controversies arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy. If such disputes, claims or controversies are not resolved through such negotiation, then they shall be submitted for final and binding arbitration pursuant to the arbitration clause set forth below. Either Party may initiate arbitration with respect to the matters submitted to negotiation by filing a written demand for arbitration at any time following the initial negotiation session.

16.3 Arbitration. To the extent not resolved by negotiation, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Chicago, Illinois, in the language in which the contract was written.

(a) The arbitration shall be administered by the International Institute for Conflict Prevention & Resolution (CPR) pursuant to its Arbitration Rules and Procedures. References herein to any arbitration rules or procedures mean such rules or procedures as amended from time to time, including any successor rules or procedures, and references herein to the CPR include any successor thereto. The arbitration shall be before three (3) arbitrators. Each Party shall designate

CONFIDENTIAL

one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4 of the CPR Rules. The two Party -appointed arbitrators will select the third, who will serve as the panel’s chair or president. All three (3) arbitrators shall have experience in contract law. This arbitration provision, and the arbitration itself, shall be governed by the laws of the State of New York and the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

(b) Consistent with the expedited nature of arbitration, each Party will, upon the written request of the other Party , promptly provide the other with copies of documents on which the producing Party may rely in support of or in opposition to any claim or defense. At the request of a Party , the arbitrators shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of five per Party and shall be held within 45 days of the grant of a request. Additional depositions may be scheduled only with the permission of the arbitrators, and for good cause shown. Each deposition shall be limited to a maximum of one day’s duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The Parties shall not utilize any other discovery mechanisms, including international processes and U.S. federal statutes, to obtain additional evidence for use in the arbitration. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive. All discovery shall be completed within 60 days following the appointment of the arbitrators. All costs and/or fees relating to the retrieval, review and production of electronic discovery shall be paid by the Party requesting such discovery.

(c) The panel of arbitrators shall have no power to award non-monetary or equitable relief of any sort. The arbitrators will have no authority to award punitive or other damages not measured by the prevailing Party ‘s actual damages, except as may be required by statute. Each Party expressly waives and foregoes any right to consequential, punitive, special, exemplary or similar damages or lost profits. The arbitrators shall have no power or authority, under the CPR Rules for Non-Administered Arbitration or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement. The award of the arbitrators shall be final, binding and the sole and exclusive remedy to the Parties. Either Party may seek to confirm and enforce any final award entered in arbitration, in any court of competent jurisdiction. The cost of the arbitration, including the fees of the arbitrators, shall be borne by the Party the arbitrator determines has not prevailed in the arbitration.

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(d) If an arbitral award does not impose an injunction on the losing Party or contain a money damages award in excess of One Million Dollars ($1,000,000), then the arbitral award shall not be appealable and shall only be subject to such challenges as would otherwise be permissible under the Federal Arbitration Act, 9 U.S.C. §§ 1-16. In the event that the arbitration does result in an arbitral award, which imposes an injunction or a monetary award in excess of One Million Dollars ($1,000,000), such award may be appealed to a tribunal of appellate arbitrators via the CPR Arbitration Appeal Procedure.

(f) Except as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties, except to their respective Affiliates and advisors.

16.4 Waiver. The failure on the part of AAC or Baxter to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights and shall not operate to bar the exercise or enforcement thereof at any time or times thereafter. The observance of any term of this Distribution and License Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver shall be effective only if set forth in a writing signed by the Party against whom such waiver is to be asserted.

16.5 Force Majeure. Neither Party shall be held liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Distribution and License Agreement, including the obligation to meet Minimum Sales amounts, for failure or delay in fulfilling or performing any term of this Distribution and License Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, earthquakes, embargoes, prohibitions or interventions, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected Party (hereinafter a “Force Majeure”). Nothing in this provision shall be interpreted to restrict either Party from exercising its rights to terminate this Distribution and License Agreement pursuant to its terms during such periods of Force Majeure.

16.6 Severability. It is the intention of the Parties to comply with all applicable laws, domestic or foreign, in connection with the performance of its obligations hereunder. In the event that any provision of this Distribution and License Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Distribution and License Agreement will be binding on the Parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and this Distribution and License Agreement shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

CONFIDENTIAL

16.7 Survival. The following Articles and Sections shall survive termination or expiration of this Distribution and License Agreement, with such limitations as are noted: Article 1, to the extent definitions are embodied in the following listed Articles and Sections of this Distribution and License Agreement; Sections 2.1(b), 2.1(c), 2.2, 2.3, 6.2, and 6.3; Articles 12 and 13; Section 14.1(b); and Articles 15 and 16 (excluding Section 16.8).

16.8 Government Acts. In the event that any act, regulation, directive, or law of a government, including its departments, agencies or courts (a “Government Act”), should make impossible or prohibit, restrain, modify or limit any material act or obligation of AAC or Baxter under this Distribution and License Agreement, the Party not so affected shall have the right, at its option, to suspend or terminate this Distribution and License Agreement. Such right of suspension or termination may be exercised as to the country which committed the Government Act only if after thirty (30) days of good faith negotiations between the Parties, the Parties cannot agree to make such modifications to this Distribution and License Agreement as may be necessary to fairly address the Government Act.

16.9 Government Approvals. Each Party will use Commercially Reasonable Efforts to obtain any government approval required to enable this Distribution and License Agreement to become effective, or to enable any payment hereunder to be made, or enable any other obligation hereunder to be observed or performed. Each Party will keep the other Party informed of its progress in obtaining any such governmental approvals.

16.10 Assignment. This Distribution and License Agreement may not be assigned in part or in whole, or delegated in part or in whole, by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Distribution and License Agreement, without the consent of the other Party, (a) in part or in whole to any of its Affiliates, if the assigning Party remains liable for the full performance of its Affiliates’ obligations hereunder, or (b) in connection with the transfer or sale of all or substantially all of its assets or business to which this Distribution and License Agreement relates, or in the event of its merger or consolidation with, acquisition by, or sale to another company. The Parties acknowledge that Baxter may elect to assign to one or more Third Parties, on a country-by-country or region-by-region basis, certain of its rights and to delegate certain of its obligations under this Distribution and License Agreement; provided, however, that Baxter may not assign such rights or delegate such obligations in the United States, Europe or Japan to a Third Party without AAC’s prior written

CONFIDENTIAL

consent. In all cases, (x) the assigning or delegating Party shall provide the other Party with prompt written notice of any such assignment or delegation; (y) the assignee or delegatee shall accept such assignment or delegation in writing and agree to the related obligations of such assignment or delegation; and (z) the assignment or delegation shall not in any way diminish, reduce or eliminate any of the assigning or delegating Party’s obligations under this Distribution and License Agreement, and such Party shall remain liable for all such obligations. Any purported assignment or delegation in contravention of this Section 16.10 shall, at the option of the non-assigning or non-delegating Party, be null and void and of no effect. Unless the Parties otherwise agree in writing, no assignment or delegation shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. The grant of a sublicense or appointment of a subdistributor, agent or co-promoter pursuant to Section 2.2 shall not be deemed an assignment or delegation under this Distribution and License Agreement.

16.11 Binding Agreement. This Distribution and License Agreement shall be binding upon and inure to the benefit of all successors and permitted assigns of the Parties.

16.12 Counterparts. This Distribution and License Agreement may be executed by original or facsimile signature in several counterparts, all of which shall be deemed to be originals, and all of which shall constitute one and the same Distribution and License Agreement.

16.13 No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between AAC and Baxter. Notwithstanding any of the provisions of this Distribution and License Agreement, neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all such commitments, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture or sale of Accessory(ies) or Products or components thereof shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party.

16.14 Notice. All communications between the Parties with respect to any of the provisions of this Distribution and License Agreement will be sent to the addresses set forth below, or to such other addresses as designated by one Party to the other Party by notice pursuant hereto, by internationally recognized courier or by prepaid, certified air mail (which shall be deemed received by the other Party on the seventh (7th) Business Day following deposit in the mails), or by facsimile transmission or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by letter sent at or before the close of business the next following Business Day:

If to AAC, at:

Angiotech Pharmaceuticals (US), Inc.

PO Box 2840

101 W. North Bend Way, Suite 201

North Bend, Washington 98045

Attention: President

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with a copy to:

Angiotech Pharmaceuticals, Inc.

1618 Station Street

Vancouver, British Columbia, CANADA V6A 1B6

Attention: General Counsel

If to Baxter, at:

Baxter Healthcare Corporation

One Baxter Parkway

Deerfield, Illinois 60015

Attention: General Counsel

16.15 Headings. The Article, Section and subsection headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

16.16 Authority. The undersigned represent that they are authorized to sign this Distribution and License Agreement on behalf of the Parties hereto.

16.17 No Implied Licenses. Nothing in this Distribution and License Agreement shall be construed as granting either Party by implication, estoppel or otherwise, any license rights which are not expressly set forth herein.

16.18 Entire Agreement. This Distribution and License Agreement, including the Schedules appended hereto, contains the entire understanding of the Parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective Parties. For the avoidance of doubt, the Original Manufacturing and Supply Agreement and Original Distribution and License Agreement are terminated.

[ Signature Page Follows ]

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have caused this Distribution and License Agreement to be executed by their duly authorized representatives, effective as of the day and year first above written, although actually signed on the dates set forth below.

Angiotech Pharmaceuticals (US), Inc.		Baxter Healthcare Corporation

/s/ Jonathan Chen		/s/ Joy Amundson
Name:	Jonathan Chen	Name:	Joy Amundson
Title:	President	Title:	President, Bioscience

Date March 27th, 2009		Date , 2009

Angiodevice International GmbH		Baxter Healthcare, S. A.

/s/ David D. McMasters		/s/ Nicole Neahaus
Name:	David D. McMasters	Name:	Nicole Neahaus
Title:	Director	Title:	Corporate Counsel

Date March 30, 2009		Date March 30, 2009

Baxter Healthcare, S. A.

/s/ Ignacio Martinez de Lecea
		Name:	Ignacio Martinez de Lecea
		Title:	Corporate Counsel

Date March 30, 2009

[ Signature Page to Distribution and License Agreement ]

CONFIDENTIAL

SCHEDULE 1.2

AAC PATENTS

PATENT FAMILY	PATENT NUMBER	TITLE	DATES	INTERNATIONAL PATENTS AND APPLICATIONS (PER PATENT FAMILY)
1	5,874,500	CROSSLINKED POLYMER COMPOSITIONS AND METHODS FOR THEIR USE	Issued 2/23/99 Filed 12/18/96

Off of ‘500 Patent

Australia 717660 (issued)

Canada 2239775 (issued)

[***]

Europe 0876165 (opposed)

Austria 0876165 (issued)

Belgium 0876165 (issued)

Denmark 0876165 (issued)

Finland 0876165 (issued)

France 0876165 (issued)

Germany 0876165 (issued)

Greece 0876165 (issued)

Ireland 0876165 (issued)

Italy 0876165 (issued)

Netherlands 0876165 (issued)

Portugal 0876165 (issued)

Spain 0876165 (issued)

Sweden 0876165 (issued)

Switzerland 0876165 (issued)

UK 0876165 (issued)

[***]

Japan 9-522938 (issued)

[***]

	6,051,648	CROSSLINKED POLYMER COMPOSITIONS AND METHODS FOR THEIR USE	Issued 4/18/00 Filed 1/13/99
	6,534,591	CROSSLINKED POLYMER COMPOSITIONS AND METHODS FOR THEIR USE	Issued 3/18/03 Filed 11/27/01 ( )
	6,458,889	COMPOSITIONS AND SYSTEMS FOR FORMING CROSSLINKED BIOMATERIALS AND ASSOCIATED METHODS OF PREPARATION AND USE	Issued 10/1/02 Filed 06/15/01
	6,166,130	METHOD OF USING CROSSLINKED POLYMER COMPOSITIONS IN TISSUE TREATMENT APPLICATIONS	Issued 12/26/00 Filed 4/30/99
	6,323,278	METHOD OF MAKING CROSSLINKED POLYMER MATRICES IN TISSUE TREATMENT APPLICATIONS	Issued 11/27/01 Filed 12/08/00
	6,833,408	METHOD FOR TISSUE REPAIR USING ADHESIVE MATERIALS	Filed 9/30/02
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]

1

PATENT FAMILY	PATENT NUMBER	TITLE	DATES	INTERNATIONAL PATENTS AND APPLICATIONS (PER PATENT FAMILY)
2	6,312,725	RAPID GELLING BIOCOMPATIBLE POLYMER COMPOSITION (THIOL PEGS)	Issued 11/6/01 Filed 04/16/99	[***]
	6,624,245	RAPID GELLING BIOCOMPATIBLE POLYMER COMPOSITION AND ASSOCIATED METHODS OF PREPARATION AND USE	Issued 9/23/03 Filed 11/05/01

3	5,162,430	COLLAGEN-POLYMER CONJUGATES	Issued 11/10/92 Filed 11/14/89	Australia 638637 (issued) [***] Japan 2505312 (issued) France 444157 (issued) Germany 68928754.2 (issued) Italy 444157 (issued) UK 444157 (issued) [***]
	5,304,595	COLLAGEN-POLYMER CONJUGATES	Issued 04/19/94 Filed 12/30/92
	5,264,214	COMPOSITION FOR BONE REPAIR	Issued 11/23/93 Filed 08/14/92
	5,324,775	BIOLOGICALLY INERT, BIOCOMPATIBLE-POLYMER CONJUGATES	Issued 06/28/94 Filed 07/02/92
	5,565,519	CLEAR, CHEMICALLY MODIFIED COLLAGEN-POLYMER CONJUGATES FOR OPHTHALMIC APPLICATIONS	Issued 10/15/96 Filed 11/3/93
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]

2

Patent Family	PATENT NUMBER	TITLE	DATES	INTERNATIONAL PATENTS AND APPLICATIONS (PER PATENT FAMILY)
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]

4	6,495,127	COMPOSITIONS AND SYSTEMS FOR FORMING HIGH STRENGTH MEDICAL SEALANTS, AND ASSOCIATED METHODS OF PREPARATION AND USE	Issued 12/17/02 Filed 08/28/00	Europe 00959535.6 (allowed) [***]

5	6,165,489	CROSSLINKED COLLAGEN COMPOSITIONS FOR IN SITU ADMINISTRATION	Issued 12/26/00 Filed 04/28/99	None

6	5,614,587	COLLAGEN-BASED BIOADHESIVE COMPOSITIONS	Issued 03/25/97 Filed 06/07/95

Canada 2172906 (pending)

Austria 0747066 (issued)

France 0747066 (issued)

Germany 0747066 (issued)

Italy 0747066 (issued)

Netherlands 0747066 (issued)

Spain 0747066 (issued)

Switzerland 0747066 (issued)

UK 0747066 (issued)

Japan 8-139317 (published)

[***]

7	6,328,229	LOW VOLUME MIXING SPRAY HEAD FOR MIXING AND DISPENSING OF TWO REACTIVE FLUID COMPONENTS	Issued 12/11/01 Filed 12/18/98	None

8	5,968,018	CELL SEPARATION DEVICE AND IN-LINE ORIFICE MIXER SYSTEM	Issued 10/19/99 Filed 10/30/96	Japan 10-520756 (published) [***]
	[***]	[***]	[***]

9	[***]	[***]	[***]	[***]

3

SCHEDULE 1.3

AAC TRADEMARKS

Trademarks and Trademark Applications

TRADEMARK FAMILY	TRADEMARK NUMBER	TRADEMARK	TRADEMARK COUNTRY	DATES	NEXT ACTION DUE
1	775617	COSEAL™	Australia	Registered 7/14/00 Filed 10/14/98	Renewal Due 10/14/18
	560487	COSEAL™	Canada	Registered 4/22/02 Filed 10/8/98	Renewal Due 4/22/17
	5990588	COSEAL™	China	Filed 4/10/07	None at Effective Date
	960369	COSEAL™	European Community	Registered 4/17/00 Filed 10/14/98	Renewal Due 10/14/18
	H10-088373	COSEAL™	Japan	Registered 4/07/00 Filed 10/13/98	Renewal Due 4/07/10
	2462093	COSEAL®	United States	Registered 6/19/01 Filed 4/15/98	Renewal Due 6/19/11

2	931250	ADHIBIT™	Australia	Registered 3/28/03 Filed 10/15/02	Renewal Due 10/15/12
	2763043	ADHIBIT™	European Community	Registered 3/01/04 Filed 06/28/02	Renewal Due 6/28/12
	4796604	ADHIBIT™	Japan	Registered 8/20/04 Filed 10/15/02	Renewal Due 8/20/14
	3181269	ADHIBIT®	United States	Registered 12/05/06 Filed 4/26/02	Affidavit of Use Due 12/5/12

Domain Names

www.coseal.com

www.adhibit.com

1

SCHEDULE 1.14

ACCESSORIES

Cohesion Part Number	Description
AES-500	Air Enhanced Spray Accessory 5X

ARS-530	Air Regulator System

FXP-060	CoSeal Extended Applicators 22cm

FXP-069	CoSeal Replacement Applicators

1

SCHEDULE 1.15

INGREDIENTS

Molecular Formula
[***]	[***]
[***]	[***]

Structure of [***]

[***]

Structure of [***]

[***]

1

	Chemical Name	Chemical Abstracts Service Number	Average Molecular Weight (Mw)	Molecular Weight Distribution Mw/Mn (GPC)
[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

2

SCHEDULE 11.1(e)

OPPISITION TO AAC PATENT

Kuros Biosurgery AG has opposed EP0876165

1